UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 14, 2009

NORTEL NETWORKS LIMITED

(Exact name of registrant as specified in its charter)

CANADA	000-30758	62-12-62580
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

195 THE WEST MALL, TORONTO, ONTARIO, CANADA		M9C 5K1
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 905-863-7000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 (b)(c). Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 14, 2009, Paul W. Karr provided notice of his resignation as Controller of Nortel Networks Corporation (NNC) and its principal operating subsidiary, Nortel Networks Limited (NNL) effective October 9, 2009. Mr. Karr’s resignation is not as a result of any disagreement with NNC or NNL.

On September 17, 2009, Clarke Glaspell was appointed Controller of NNC and NNL effective October 10, 2009. In connection with his appointment as Controller, the Boards of Directors of NNC and NNL approved for Mr. Glaspell an increased base salary of Cdn$250,000 and an increased target annual bonus of 60% under the Nortel Networks Limited Annual Incentive Plan. Mr. Glaspell is a chartered accountant with over 14 years of finance work experience. Since joining Nortel in April of 2000, Mr. Glaspell has held various positions and has gained significant expertise in several areas including corporate consolidations, corporate control and external reporting. Prior to joining Nortel, Mr. Glaspell earned his chartered accountancy designation while employed by Deloitte & Touche.

Item 8.01 Other Events.

On September 16, 2009, NNC announced that at a joint hearing it, NNL, and certain of its other subsidiaries including Nortel Networks Inc., obtained orders from the United States Bankruptcy Court for the District of Delaware and the Ontario Superior Court of Justice approving the asset and share sale agreement with Avaya Inc. (Avaya) for the sale of Nortel’s North American, Caribbean and Latin American and Asian Enterprise Solutions business. Certain other Nortel subsidiaries, including Nortel Networks U.K. Limited, have entered into a separate asset sale agreement with Avaya for the Europe, Middle East and Africa (EMEA) portion of Nortel’s Enterprise Solutions business. The sale is subject to additional court approvals in France and Israel as well as regulatory approvals, other customary closing conditions and certain post-closing purchase price adjustments. In some EMEA jurisdictions this transaction is subject to information and consultation with employee representatives. Nortel will work diligently with Avaya to close the sale later this year, subject to the timing of regulatory approvals. The sale close is expected late in the fourth quarter 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTEL NETWORKS LIMITED

By:	/s/ ANNA VENTRESCA
Anna Ventresca General Counsel – Corporate and Corporate Secretary

By:	/s/ GRACE K. MCDONALD
Grace K. McDonald Assistant Secretary

Dated: September 18, 2009